EX. 107 FILING FEES
Calculation of Filing Fee
Tables
424(b)(2)
(Form Type)
Hercules Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, $0.001 par value per share	Rule 457(c)	30,000,000	$18.88(1)	$566,400,000.00	0.0001531	$86,715.84

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Off er ing Amounts					$566,400,000.00		$86,715.84

	Total Fees Previously Paid							—

	Total Fee Offsets							$7,965.71

	Net Fee Due							$78,750.13

(1)
Estimated in accordance with Rule 457(c) solely for purposes of ca lcu
lating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $19.08 (high) and $18.68 (low) sale price of the Registrant’s Common Shares as reported on the New York Stock Exchange on Dec embe
r 5, 2024, which date is within five business days prior to filing this prospectus supplement.

Table of Contents
Table 2: Fee Offset
Clai
ms and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Hercules Capital, Inc.	N-2	333-261732	December 17, 2021		$7,965.71	Equity	Common Shares, $0.001 par value per share	(1)	$72,284,157.57

Fee Offset Sources	Hercules Capital, Inc.	N-2	333-261732		May 5, 2023 (1)						$7,965.71

(1)
Pursuant to the Registration Statement on Form
N-2
(File
No. 333-261732),
wh
ich
was filed on December 17, 2021 (the “Prior Registration Statement”), on May 5, 2023 the registrant filed a prospectus supplement (the “May 2023 Prospectus Supplement”) registering the issue and sale of 25,000,000 shares of common stock, pursuant to certain equity distribution agreements, calculated in accordance with Rule 457(c), based on the average of the $13.30 (high) and $12.64 (low) sale price of the Registrant’s Common Shares as reported on the New York Stock Exchange on May 2, 2023, which date is within five business days prior to filing the May 2023 Prospectus Supplement. The Registrant sold $251,965,842.43 of such securities under the Prior Registration Statement and the May 2023 Prospectus Supplement, leaving a balance of $72,284,157.57 of unsold securities, in respect of which the Registrant paid a filing fee of $7,965.71 (based on the filing fee rate in effect at the time of the filing of the May 2023 Prospectus Supplement) in connection with the filing of the May 2024 Prospectus Supplement. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. The Registrant is applying the entirety of that $7,965.71 filing fee to this filing.

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